Exhibit 32.1


      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


George Strayton, Chief Executive Officer and Paul A. Maisch, Chief Financial Officer of Provident New York Bancorp (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2006 and that to the best of his knowledge:


         (1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                  Date:   May 8, 2006       /s/ George Strayton
                                            -------------------
                                            George Strayton
                                            Chief Executive Officer



                  Date:   May 8, 2006       /s/ Paul A. Maisch
                                            ------------------
                                            Paul A. Maisch
                                            Chief Financial Officer




A signed original of this written statement required by Section 906 has been provided to Provident New York Bancorp and will be retained by Provident New York Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.



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